                                                                   Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of the 1st day of June 2001, by and between HopFed Bancorp, Inc. (the "Company") and Billy C. Duvall (the "Employee").

         WHEREAS, the Company desires to employ the Employee; and

         WHEREAS, the Employee is willing to commence employment with the Company on the terms and conditions set forth below, and the Board of Directors of the Company (the "Board") has determined that such terms are reasonable and in the best interests of the Company.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is hereby employed by the Company. Effective June 1, 2001, the Employee shall serve as Vice President, Chief Financial Officer and Treasurer of the Company. Except to the extent that the President and Chief Executive Officer of the Company shall have delegated a portion of such authority to one or more other officers, as Vice President, Chief Financial Officer and Treasurer of the Company the Employee shall (i) have custody of the Company's corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements; (ii) render to the President and Chief Executive Officer and the Board (or, as appropriate, the Audit Committee of the Board) accounts of all transactions and of the financial condition and results of operations of the Company; and (iii) perform such other administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company.

         2. Consideration from Company Joint, and Several Liability. In lieu of paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with its subsidiary, Hopkinsville Federal Bank (the "Bank"), for the payment of all amounts due under the employment agreement of even date herewith between the Bank and the Employee. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

         3. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

         4. (a) Participation in Retirement, Medical and Other Plans. The Employee shall be entitled to participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

                  (b) Employee Benefits. The Employee shall participate in any fringe benefits that are or may become available to the Company's senior management employees, including, for example: any stock option or incentive compensation plans and any other benefits that are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

                  (c) Stock Options. As of the date hereof, and as an inducement to the Employee's entering into this Agreement with the Company, the Employee shall be granted options to acquire 20,000 shares of the Company's common stock under the Company's 1999 Stock Option Plan. The stock options shall be granted at the fair market value of the Company's common stock as of the close of business on the date hereof, shall be subject to a four-year vesting schedule (i.e., 25% of such options shall vest on each of May 31, 2002, May 31, 2003, May 31, 2004 and May 31, 2005), shall become fully exercisable upon a "Change in Control" (as defined in the 1999 Stock Option Plan) and shall be for a term of 10 years. Such options shall be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (d) Expenses. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

         5. Term. The Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on June 1, 2001 and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9 hereof). Not more than 24 months from June 1, 2001, the Board shall meet to review the Employee's performance and shall determine in a duly adopted resolution whether the performance of the Employee has met the Board's requirements and standards and whether this Agreement shall be extended.

         6.       Loyalty Full Time and Attention.
                  -------------------------------

                  (a) During the period of his employment hereunder and except for illness, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder to the Company and its subsidiaries; provided that, from time to time, the Employee may serve on the board of directors of, and hold any other offices or positions in, companies or organizations, that will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

                  (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

         7. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide the Employee with the working facilities and staff customary for similar executive officers and necessary for him to perform his duties.

         8. Vacation and Sick Leave. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time; provided that:

                  (a) The Employee shall be entitled to an annual vacation in accordance with the policies periodically established by the Board for senior management employees of the Company.

                  (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

                  (c) In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment obligations with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion approve. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

                  (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

         9. Termination and Termination Pay. The Employee's employment hereunder may be terminated under the following circumstances:

                  (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

                  (b) Disability. The Company may terminate the Employee's employment after having established, through a determination by the Board, the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs the Employee's ability to substantially perform his duties under this Agreement and that results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, that impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability that is prior to the Employee's termination of employment pursuant to this Section 9(b); provided that any benefits paid pursuant to the Company's long-term disability plan will continue as provided in such plan.

                  (c) For Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Employee if a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Section 9(c) and specifying the particulars thereof in detail.

                  (d) Without Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time for any reason; provided that, if such termination is for any reason other than pursuant to Sections 9(a), (b) or (c) above, the Employee shall be entitled to receive the salary provided pursuant to Section 2 hereof, up to the date of expiration of the term (including any renewal term then in effect) of this Agreement. Said sum shall be paid, at the option of the Employee, either (1) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not terminated, or (2) in one lump sum within 10 days of such termination.

                  (e)      Termination or Suspension Under Federal Law.

                           (1)      If the Employee is removed and/or
permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.1818(e)(4) or (g)(1)), all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

                           (2)      If the Bank is in default (as "defined in
Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph 9(e)(2) shall not affect the vested rights of the parties.

                           (3)      All obligations  under this Agreement shall
terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Company and the Bank: (A) by the Director of the Office of Thrift Supervision ("OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (B) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

                           (4)      If a notice served under Section  8(e)(3)
or (g)(1) of the FDIA (12 U.S.C.ss.1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Company's obligations under this Agreement shall be suspended as of the date of such service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (A) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (B) reinstate (in whole or in part) any of its obligations that were suspended.

                           (5)      If any of the provisions of this Paragraph
9(e) conflict with 12 C.F.R.ss.563.39(b),  the latter shall prevail.

                  (f) Voluntary Termination by Employee. The Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days' prior written notice to the Board, in which case the Employee shall receive, only his compensation, vested rights and employee benefits accrued up to the date of his termination.

                  (g) Limitation by Section 18(k) of the FDIA. Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. ss.1828(k)) and any regulations promulgated thereunder.

         10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

         11.      Successors and Assigns.

                  (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company that shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the corporation.

                  (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

         12. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         13. Applicable Law. This Agreement shall be governed in all respects, whether as to its validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Kentucky, except to the extent that Federal law shall be deemed to apply.

         14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Entire Agreement. This Agreement, together with any understanding or modification hereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

ATTEST:                                 HOPFED BANCORP, INC.



                                        By:
------------------------                   ------------------------------------
Secretary                                  John E. Peck, President and
                                           Chief Executive Officer

WITNESS:


------------------------                   ------------------------------------
                                           Billy C. Duvall